EXHIBIT 10.1

                             JOINT VENTURE CONTRACT

                             on the establishment of





                     "SHIJIAZHUANG - UNIGENE PHARMACEUTICAL
                              CORPORATION LIMITED"

                                     between

                 Shijiazhuang Pharmaceutical Group Company, Ltd.

                                       And

                           Unigene Laboratories, Inc.



                                  June 15, 2000

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                                TABLE OF CONTENTS


Chapter I GENERAL PROVISIONS...............................................3
Chapter II CONTRACTING PARTIES.............................................3
Chapter III ESTABLISHMENT OF THE JOINT VENTURE.............................3
Chapter IV PURPOSE, SCOPE AND SCALE OF OPERATION...........................4
Chapter V TOTAL INVESTMENT AND REGISTERED CAPITAL..........................5
Chapter VI RESPONSIBILITIES OF CONTRACT PARTIES............................7
Chapter VII TECHNOLOGY CONTRIBUTION........................................8
Chapter VIII SALES OF PRODUCTS............................................10
Chapter IX BOARD OF DIRECTORS.............................................11
Chapter X MANAGEMENT ORGANIZATION.........................................13
Chapter XI PURCHASE OF EQUIPMENT..........................................13
Chapter XII MANAGEMENT OF LABOR...........................................13
Chapter XIII TRANSFER OF JV RIGHTS........................................14
Chapter XIV TAXATION, ACCOUNTING AND AUDITING.............................15
Chapter XV PROFITS AND LOSSES.............................................16
Chapter XVI REPRESENTATIONS, WARRANTIES AND COVENANTS.....................16
Chapter XVII TERM OF JOINT VENTURE CONTRACT...............................17
Chapter XVIII EFFECT OF CONTRACT EXPIRATION OR TERMINATION................17
Chapter XIX INSURANCE.....................................................18
Chapter XX CONTRACT AMENDMENT, ALTERATION AND TERMINATION.................18
Chapter XXI RESPONSIBILITIES OF CONTRACT BREACH...........................19
Chapter XXII FORCE MAJEURE................................................20
Chapter XXIII APPLICABLE LAWS.............................................20
Chapter XXIV RESOLUTION OF DISPUTES.......................................20
Chapter XXV LANGUAGES.....................................................20
Chapter XXVI MISCELLANEOUS................................................20



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                     CHAPTER I       GENERAL PROVISIONS

This contract for the establishment of an equity joint venture in Shijiazhuang, Hebei Province, People's Republic of China (the "PRC"), is entered into on June 15, 2000, through friendly negotiation based on principles of equality and mutual benefits, by and between Shijiazhuang Pharmaceutical Group Company, Ltd.("Party A") and Unigene Laboratories, Inc.("Party B") pursuant to the Law of the PRC on Joint Ventures Using Chinese and Foreign Investment (the "Law") and other relevant laws and regulations.

                    CHAPTER II      CONTRACTING PARTIES

ARTICLE 1. Parties to the Contract

1.1. Party A is Shijiazhuang Pharmaceutical Group Company, Ltd., a legal person established under the laws of the PRC, registered with the Administrative Bureau for Industry and Commerce of Shijiazhuang, Hebei Province, PRC. Legal Address:
276 Zhongshan West Road Shijiazhuang,  Hebei Province, PRC Legal Representative:
Mr. Cai Dong Chen Position: Chairman and President Nationality: Chinese

1.2. Party B is Unigene Laboratories, Inc., established and registered under the laws of the State of Delaware, United States of America (USA). Legal Address:
110 Little Falls Road, Fairfield,  New Jersey, 07004, USA, Legal Representative:
Dr. Warren P. Levy Position: President Nationality: American

1.3. Party A and Party B are each referred to as a "JV Party" and collectively referred to as the "JV Parties".

                    CHAPTER III   ESTABLISHMENT OF THE JOINT VENTURE

ARTICLE 2. Establishment of JV

Party A and Party B hereby establish "Shijiazhuang - Unigene Pharmaceutical Corporation Limited" (hereafter referred to as the "JV") in the PRC pursuant to this Contract, the Law and other relevant PRC laws and regulations.

ARTICLE 3. Name and Address of the JV

3.1 The name of the JV in Chinese is "____________________"; and the name of the JV in English is "Shijiazhuang - Unigene Pharmaceutical Corporation Limited."

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3.2 The JV's legal  address is High and New  Technology  Industrial  Development
Zone, Shijiazhuang, Hebei Province.

ARTICLE 4. The JV is established under the Law of the PRC and all activities of the JV shall conform to the pertinent laws, decrees, rules and regulations of the PRC.

ARTICLE 5. The JV takes the form of a limited liability company. Party A and Party B are liable up to amount of their respective capital contribution subscribed. Each party is entitled to the profits and liable to the risks and losses equivalent to such party's Distribution Ratio (as defined below), as set forth in Article 56.

ARTICLE 6. The JV shall be deemed to have been established as of the date its business license is issued pursuant to the Law (the "Establishment Date"). This Contract shall be effective as of the date it is approved by the National
Administration of High and New Technology Industrial Development Zone, Shijiazhuang, Hebei Province (the "Effective Date").

ARTICLE 7. Promptly following the Establishment Date, the parties hereto shall cause the JV to ratify this Contract, whereby the JV shall agree to be bound by the provisions of this Contract as if it were a party hereto in its own right. An instrument evidencing such ratification shall be furnished to each of the parties.

ARTICLE 8. The JV Parties hereby adopt and shall execute the Articles of Association for the JV.

ARTICLE 9. Promptly after the first capital contributions required by Article 15.1(a) and 15.2(a) have been made by each party, the JV and Party B shall execute a Technology Transfer Agreement (the "Technology Transfer Agreement") pursuant to which Party B will (a) license the Technology to the JV (as defined in the Technology Transfer Agreement); (b) agree to sell to the JV its requirements of AE (as defined below); and (c) agree to sell to the JV its requirements of JV Products and bulk Calcitonin until such time as the JV can manufacture such JV Products and Calcitonin at the JV Facility, all in accordance with the terms and conditions of the Technology Transfer Agreement.

                CHAPTER IV   PURPOSE, SCOPE AND SCALE OF OPERATION

ARTICLE 10. In the spirit of strengthening economic cooperation and technological exchanges, the purpose of the JV is to use advanced technology and scientific operational management expertise to carry out the manufacture of pharmaceutical-grade recombinant salmon calcitonin (the "Calcitonin") in injectable and nasal formulations (the "JV Products"), using the processes of Party B that include the use of an amidating enzyme that the JV will purchase from Party B (the "AE") in accordance with the Technology Transfer Agreement, and the distribution and sale of JV Products in the PRC and such other regions as decided by the Board of Directors of the JV (the "Territory") in order to obtain a satisfactory return on investment for all parties and to build up competitiveness in both domestic and international markets (collectively, the "JV Business").

ARTICLE 11. The business scope of the JV is (a) to construct, equip, own, manage, and operate a manufacturing facility in the PRC that complies with all
regulations  and  guidelines   applicable

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to such a manufacturing  facility  ("Applicable  Regulations")  and that has the capacity to manufacture Calcitonin in accordance with the terms and conditions of the Contract (the "JV

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

Facility")  and  prepare,   fill,   label  and  package   injectable  and  nasal
formulations thereof; and (b) to market, distribute and sell the JV Products in the Territory.

ARTICLE 12. In order to fully utilize the time necessary for construction of the JV Facility and nurture the market for the JV Products, the production and operation of the JV shall be carried out in two (2) phases, which are as follows:

Phase I: The JV shall import finished JV Products from Party B and package and distribute, market and sell such JV Products in the PRC and shall import bulk Calcitonin from Party B, formulate JV Products therefrom, and distribute, market and sell such JV Products in the Territory.

Phase II: The JV shall import AE from Party B and manufacture bulk Calcitonin therefrom, formulate JV Products therefrom, and distribute, market and sell such JV Products in the Territory.

The JV shall actively explore market opportunities outside the PRC as provided in Article 31 to accumulate foreign exchange.

ARTICLE 13. Once the JV has begun Phase II, the intended scale of production for the JV Facility shall be as follows:

13.1 An annual output of *of bulk Calcitonin, as well as JV Products in the following approximate quantities:

         *

13.2 Both parties agree that full consideration shall be given to the possibility for future expansion during planning, designing and construction. Proper adjustment will be made to reflect the development of operations and market changes.

               CHAPTER V    TOTAL INVESTMENT AND REGISTERED CAPITAL

ARTICLE 14. The total investment of the JV will be *

ARTICLE 15. The registered capital of the JV will be *

Party A shall contribute * in cash for an equity share of 55%;

Party B shall contribute cash and technology valued, in the aggregate, at * for an equity share of 45%.

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Party A and Party B shall make their  respective  capital  contributions  in the following manner.

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

15.1 Party A shall contribute the Renminbi equivalent of *, in cash. Such contribution shall be made as follows:

         (a) No later than * after the Establishment Date, Party A shall deposit the Renminbi equivalent of * in cash into a bank account designated by the JV in the name of the JV; and

         (b) No later than * after the Establishment Date, Party A shall deposit the Renminbi equivalent of * in cash into a bank account designated by the JV in the name of the JV.

15.2 Party B shall contribute cash and technology valued, in the aggregate, at *. Such contribution shall be made as follows:

         (a) No later than ninety (90) days after the Establishment Date, Party B shall deposit Four Hundred Five Thousand US Dollars (US$405,000.00) in cash into a bank account designated by the JV in the name of the JV;

         (b) No later than two (2) years after the Establishment Date, Party B shall deposit Four Hundred Ninety Five Thousand US Dollars ($495,000.00) in cash into a bank account designated by the JV in the name of the JV;

         (c) Pursuant to the Technology Transfer Agreement, Party A shall transfer the Technology to the JV, which shall be deemed a contribution valued at * made upon execution of the Technology Transfer Agreement. All data, documentation and information required for the Technology transfer must be provided by Party B according to the terms of the Technology Transfer Agreement and within two (2) years of the Establishment Date.

15.3 All cash capital contributions shall be denominated in US Dollars. Cash contribution of Renminbi shall be valued in terms of US Dollars at the official exchange rate published by the PRC Administration of Foreign Exchange Control for the purchase of US Dollars with Renminbi on the day payment is made.

ARTICLE 16. Party A shall arrange, on behalf of the JV, such third-party financing as the JV may reasonably require in connection with the establishment and operation of the JV , in an amount not to exceed *. Party A shall provide any guarantees required by the lenders.

ARTICLE 17. In the event that the Board of Directors of the JV unanimously determines that the JV requires capital in addition to the contributions and financing provided for in Articles 15 and 16, the Board shall solicit additional capital contributions from the JV Parties in proportion to the Distribution Ratios (as defined below) in effect at the time. No JV Party shall have any obligation to make any such capital contributions. In the event that the additional capital contributions made in response to such solicitation shall fall short of the amount of additional capital required by the JV, Party A shall arrange for third-party financing of the shortfall, provided, however, that such financing shall be sought only in extraordinary circumstances and

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only with the prior  unanimous  written  approval of the Board of Directors.  No capital increase after the establishment of the JV shall impact the Distribution Ratio of any JV Party. All financial loans by the JV shall be guaranteed by Party A, as set forth in Article 16.

              CHAPTER VI      RESPONSIBILITIES OF CONTRACT PARTIES

ARTICLE 18. In addition to any other express obligations of either JV Party under this Contract, the Articles of Association or the Technology Transfer
Agreement, the responsibilities of Party A and Party B shall include the following:

18.1 Party A shall, at its sole cost and expense:

(a) Offer support to the JV not inferior to other substantially similar joint ventures in which Party A is currently engaged or will be engaged in the future;

(b) Prepare the feasibility study concerning the JV Business, providing Party B with an English translation thereof, and submitting the feasibility study to the appropriate PRC government authorities after Party A and Party B have jointly agreed on the text thereof;

(c) Obtain all licenses and approvals necessary, and render all necessary assistance, (i) for the establishment of the JV as a legal person with limited liability; (ii) for the establishment of the JV Facility; (iii) for the manufacture and marketing of the JV Products in the PRC; (iv) for the purchase of AE by the JV from Party B; and (v) to enable the JV to secure sufficient foreign exchange for the payments to be made to Party B by the JV and to enable Party B to repatriate such amounts;

(d) Endeavor to entitle the JV to all the preferences granted under Chinese laws including but not limited to taxation and market promotion preferences, and ensure to the greatest extent possible that the JV qualifies for (i) such "tax holidays" and other most favorable tax treatment as may be available to foreign investment enterprises from time to time, and (ii) a tax rate (without regard to the tax holiday) that is not greater than the most preferential income tax treatment available to foreign investment enterprises in the region;

(e) Transfer to the JV, and arrange any other formalities with the Land Department related to, the land use right for the JV Facility, contract for the design and construction of the JV Facility and purchase all equipment and other materials needed for the production of the JV Products;

(f) Assist the JV Facility in building, validating and operating the JV Facility in full compliance with all Applicable Regulations and in causing the JV Facility to be fully operational under such Applicable Regulations;

(g) Assist the JV in arranging adequate supply of water, electricity and transportation and other infrastructure facilities;

(h) Facilitate the acquisition and staffing of the JV with local Chinese managers, technicians, workers and other types of workforce;

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(i)  Facilitate  entry  visas,  work permits and other  travel  formalities  for foreign staff of the JV and Party B;

(j) Assist the JV in developing a national network for the distribution of JV Products in the PRC, including, without limitation, developing effective marketing plans and strategies for each of the JV Products, securing suitable advertising for the JV Products, and generally promoting the market for the JV Products; and

(k)  Perform other matters entrusted to Party A by the JV.

18.2 Party B shall, at its sole cost and expense, except as otherwise expressly provided:

(a) Offer support to the JV not inferior to other substantially similar joint ventures in which Party B is currently engaged or will be engaged in the future;

(b) Provide the JV with bulk Calcitonin and AE necessary for the production of Calcitonin at the cost defined in the Technology Transfer Agreement;

(c) Provide technical guidance and assistance with respect to the Technology and with respect to equipment installation, testing and validation for Phase II production, as set forth in the Technology Transfer Agreement;

(d) Facilitate entry visas to the United States for employees of Party A and the JV;

(e) Provide training to the technicians and workers of the JV with respect to the Technology, as set forth in the Technology Transfer Agreement;

(f) Transfer the Technology, which shall meet the designed capacity and quality requirements defined by the Technology Transfer Agreement;

(g) Assist the JV in developing an international network for the distribution of JV Products in areas in the Territory but outside the PRC, including, without limitation, developing effective marketing plans and strategies for each of the JV Products, securing suitable advertising for the JV Products, and generally promoting the market for the JV Products; and

(h) Perform such other matters entrusted to Party B by the JV and accepted by Party B.

                    CHAPTER VII    TECHNOLOGY CONTRIBUTION

ARTICLE 19. For the purposes of the JV Business, Party A and Party B agree that Party B will provide advanced technology including product designs, manufacturing processes, testing methods, material recipe, quality standard and training as set forth in the Technology Transfer Agreement.

ARTICLE 20. Party B agrees to provide certain guarantees regarding the Technology.

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*omitted and filed  separately  with the United States  Securities  and Exchange
Commission pursuant to a request for confidential treatment.

1. Provided that the JV constructs and operates the JV Facility, and manufactures the Calcitonin and the JV Products, all in strict conformance with the requirements, specifications, Technology and training provided by Party B from time to time and as set forth in the Technology Transfer Agreement, Party B will guarantee, as set forth in the Technology Transfer
     Agreement: (A) that the Technology is identical to that in use by Party B in manufacturing the JV Products on a commercial basis at the time when the Technology Transfer Agreement enters into force; (B) that the Technology is suitable for the achievement of the JV's business purpose; (C) that the Technology is suitable for the achievement of the product quality and production capacity required by this Contract.
2.   Party B will provide the JV with the Technology.
3. Party B will provide the JV with a list of the Technology and technical assistance calculated as capital contribution.
4. Party B will promptly deliver the designs, technical know-how and other detailed materials as part of the Technology, as required by the Technology Transfer Agreement.
5. Party B will contribute its proprietary Technology for the production of Calcitonin.
6. Party B will guarantee that it is not aware of any current legal disputes in any format affecting its use of the Technology in the PRC, or of any infringement by its proposed use of the Technology in the PRC on any third party patent or intellectual property rights. If Party B fraudulently concealed such legal disputes or infringement, Party B shall be liable for damages thus caused to Party A or the JV.

ARTICLE 21. In the event that the JV constructs and operates the JV Facility, and manufactures the Calcitonin and the JV Products, all in strict conformance with the requirements, specifications, Technology and training provided by Party B from time to time and as set forth in the Technology Transfer Agreement, but, as a result of fraudulent concealment on the part of Party B in not providing the Technology in accordance with the Technology Transfer Agreement, the Technology fails to reach the originally designed capacity set forth in the Technology Transfer Agreement, Party B shall be liable for the damages to the JV as set forth in the Technology Transfer Agreement.

ARTICLE 22. Party B is free from responsibility for damages to the JV that result, in whole or in part, from non-compliance with the requirements, specifications, Technology, training, guidelines and standards provided to the JV by Party B with regard to the construction and operation of the JV Facility and the manufacture of Calcitonin and the JV Products.

ARTICLE 23. The Technology is regarded as conforming to the contract specifications if it can meet the technical indexes listed by Party B for * batches after the Technology is officially put into trial operation, which will be jointly confirmed by representatives from Party A, Party B and the JV.

ARTICLE 24. Both Party A and Party B are under the obligation to keep the Technology confidential in accordance with the Confidentiality Agreement between the parties dated October 29, 1998.

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*omitted and filed  separately  with the United States  Securities  and Exchange
Commission pursuant to a request for confidential treatment.

ARTICLE 25. Party A and the JV shall not provide in any format to any third party the Technology after Party B has provided the Technology to the JV unless unanimously agreed by the JV Board. Party B shall not transfer the Technology to any third party in the Territory after the Establishment Date.

ARTICLE 26. The JV will have access to improvements to the Technology developed by Party B after Party B has provided the Technology to the JV to the extent permitted by, and on the terms and conditions provided in, the Technology Transfer Agreement.

ARTICLE 27. The JV shall be entitled to any new improvements developed through its own efforts on basis of the Technology. No party shall use or transfer or release any such new technology to any third party without the permission of the JV. Party B shall have a right to use such improvements outside the Territory in accordance with the Technology Transfer Agreement.

ARTICLE 28. The JV has right of first refusal to other products independently developed by Party B for use in the PRC. New products developed by the JV shall belong to the JV, shall be considered JV Products, and Party B shall have a right of first refusal to such products outside the Territory. If the new products developed by the JV entail the use of AE, Party B or its successor shall provide the JV's AE requirements for such new products under the terms of the Technology Transfer Agreement provided there is no conflict with any obligation of Party B.

ARTICLE 29. Without the written permission from the other party after the establishment of the JV, neither Party A nor Party B as well as their subsidiaries and assignees shall independently or jointly with any third party manufacture, distribute JV Products in the Territory.

ARTICLE 30. Party B shall be the exclusive source of AE for the JV and the JV shall purchase all of its requirements of AE from the JV. The JV shall not sell AE.

                  CHAPTER VIII     SALES OF PRODUCTS

ARTICLE 31. The goal of the JV is to optimize return on investment for all parties. The JV Products shall be sold inside the PRC and may be sold in countries outside the PRC in the best interest of the JV, to the extent expressly authorized by the unanimous approval of the Board of Directors. If the Board authorizes the JV to sell the JV Products outside the PRC, the JV shall ensure that the ratio of export sales v. domestic sales shall be * Adjustment will be made to such ratio according to market conditions by the unanimous approval of the Board of Directors.

ARTICLE 32. The JV shall have the right to use for free in the marketing of JV Products in the Territory the trademarks of Party A (the "Party A Marks"). Party A and the JV shall have the right to use certain trademarks of Party B in accordance with the following:

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*omitted and filed  separately  with the United States  Securities  and Exchange
Commission pursuant to a request for confidential treatment.

1. Subject to the terms and conditions hereof, Party B hereby grants to Party A a non-exclusive, royalty-free license (without right to sublicense) to use the trade name "Unigene" as part of the name of the JV, in connection with the preparation of the feasibility study and related documents, applications for all licenses and approvals required from PRC governmental authorities, and ancillary documents in connection with the establishment of the JV pursuant to this Contract. Such license shall expire automatically on the Establishment Date.

2. Subject to the terms and conditions hereof, Party B hereby grants to the JV, effective as of the Establishment Date, (i) a non-exclusive, royalty-free license (without right to sublicense) to use the trade name "Unigene" as part of the name of the JV, and (ii) a non-exclusive, royalty-free license (without right to sublicense) to use the trademarks "Unigene" and "Fortical" (collectively, the "Party B Marks" and with the Party A Marks, the "Marks"), solely for the purpose of marketing and promoting the JV Products in the Territory. Such license shall expire automatically upon the expiration or termination of the Contract.

3. Party A agrees not to use the trade name "Unigene" for any purpose not specified in Paragraph 1 hereof, including without limitation, in connection with its own business. Further, Party A agrees not to use any trademark, trade name, service name, service mark or business symbol that is substantially similar to the Marks or so nearly resembles it as to be likely to cause deception or confusion.

By its ratification of this Contract, the JV agrees (a) not to make use of the Marks in contravention hereof; and (b) to comply, in its use of the Marks, with such rules and conditions pertaining to the use thereof as the relevant JV Party may establish from time to time at its sole discretion. The JV shall report forthwith to the relevant JV Party any infringement or suspected infringement of such party's Marks in the Territory which may come to the notice of the JV and, at the request of such party and to the extent such infringement is related to the JV's use of the Marks, institute legal action with respect to such infringement. Upon such JV Party's reasonable request and at the cost and expense of the JV, the JV shall use its best efforts to prevent or enjoin any such infringement (to the extent related to the JV's use of the Marks) and to prosecute any proceedings that may be necessary for such purposes, including granting permission to such JV Party to institute any such proceedings in the name of the JV or in the names of such JV Party and the JV. Any damages recovered in any such proceedings shall be for the account of the JV. The JV shall use its best efforts to preserve the value and validity of the Marks in the Territory.

                      CHAPTER IX   BOARD OF DIRECTORS

ARTICLE 33. The Establishment Date is the establishment date of the Board of Directors.

ARTICLE 34. The Board of Directors is composed of five (5) directors. The Board shall have one (1) director who shall serve as Chairman and one (1) director who shall serve as Vice-Chairman. The Chairman shall be selected by Party A and the Vice-Chairman shall be selected

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

by Party B. Three (3) directors will be selected by Party A and two (2) will be selected by Party B. Each director shall be appointed for a term of four (4) years, subject to renewal, but may be replaced at any time during his term by the party that appointed him, upon prior written notice to the other party.

ARTICLE 35. The Board of Directors shall be the highest body of authority over the JV. It shall decide all major issues concerning the JV, in accordance with the Articles of Association. The vote of four of the five members of the Board of Directors (or their duly appointed proxies) shall be sufficient to constitute action of the Board on all matters except the matters set forth below, as to which the Board may take action only by unanimous decision of the five (5) members (or their duly appointed proxies):

     1.   Approving on an annual basis the operating plan for the JV;

     2.   Investigating and approving any expenditures by the JV in excess of *;

     3. Investigating and approving the obtainment by the JV of all third party financing;

     4. Selecting and approving any foreign country market regions for sale of the JV Products and determining the ratio of export sales to domestic sales;

     5. Examining and approving the fiscal budget, financial statements and balance sheets of the JV;

     6. Determining and approving the profit allocation and distribution and the loss offset plan for the JV;

     7.   Approving any change in the registered capital for the JV;

     8. Approving the transfer of the registered capital of the JV to a third party;

     9.   Approving   any   merger,   separation,   acquisition,    dissolution,
          liquidation or alteration of the JV;

     10.  Amending the Articles of Association;

     11. Approving the marketing and/or development of products by the JV other than the JV Products;

     12. Approving the transfer, sale or licensing to a third party of any improvements in technology that belong to the JV or contractually may be transferred, sold or licensed by the JV; and

     13.  Other issues of importance so deemed by the Board of Directors.

ARTICLE 36. The Chairman of the Board of Directors is the legal representative of the JV.When the Chairman is unable to perform his responsibilities, the Vice-Chairman shall be authorized to represent the JV.

ARTICLE 37. A Board of Directors' meeting is to be convened at least once per year. The Chairman of the Board shall convene interim board meetings upon proposal by two or more directors.

ARTICLE 38. Board meetings shall be conducted both in Chinese and English. All topics for Board Meetings and all minutes and resolutions from the Board Meetings shall be written in both Chinese and English language versions, which shall have equal force. All records of meetings, including without limitation minutes and resolutions, shall be filed by the JV.

                      CHAPTER X   MANAGEMENT ORGANIZATION

ARTICLE 39. The Board of Directors of the JV shall establish management organs for the JV, to be responsible for daily operational and managerial work. The JV shall have one (1) general manager, selected by Party B, and one (1) deputy general manager, selected by Party A. The term of service for each of the general manager and the deputy general manager shall be four (4) years, which term may be renewed through re-appointment by the Board of Directors. The general manager and the deputy general manager may be removed for cause by the vote of the Board of Directors and otherwise by the selecting party. Upon removal of the general manager or the deputy general manager or expiration of their respective terms without renewal, the party that selected the general manager or deputy general manager, as the case may be, shall have the right to select the replacement general manager or deputy general manager, as the case may be.

ARTICLE 40. The general manager shall carry out various resolutions of the Board of Directors and organize and lead the daily operation and management of the JV. The deputy general manager shall assist the general manager in his work.

ARTICLE 41. In the case of engagement in malpractice for private gain or serious dereliction of duty on the part of the general manager, deputy general managers or other corporate executives, or for any other reason, they may be dismissed at any time by resolution of the Board of Directors.

                     CHAPTER XI  PURCHASE OF EQUIPMENT

ARTICLE 42. In the purchases of such items as required machinery, equipment, raw materials, fuel, parts, means of transport and articles for office use, priority shall be given to sources located in the PRC, provided that such sources are capable of providing such supply on terms and conditions, which conditions shall include without limitation quality considerations, substantially as favorable as those offered by sources not located in the PRC.

ARTICLE 43. The participation of Party A should not be prevented when Party B is entrusted by the JV for the purchase of equipment from overseas markets.

                     CHAPTER XII   MANAGEMENT OF LABOR

ARTICLE 44. Matters relating to the staff and workers of the JV such as recruitment, employment, dismissal, resignation, wages, labor insurance, welfare benefits, incentive and penalty systems, are to be settled through collective or individual contracts by the JV and Trade Union following the programs mapped out by the Board of Directors, in accordance with "The

PRC Labor Law" and other relevant regulations. Labor Contracts shall be filed with the local Labor Department.

ARTICLE 45. Matters relating to the recruitment, wage treatment, social insurance, welfare benefits and standard of travel expenses of high level managerial personnel are subject to the approval of the Board of Directors.

                     CHAPTER XIII   TRANSFER OF JV RIGHTS

ARTICLE 46. For a period of three (3) years following the Effective Date, no JV Party shall sell, assign, transfer, convey, pledge, encumber or liquidate ("Transfer") or otherwise cease to be the beneficial owner of any or all of its rights under this Contract or in its capital contribution in the JV.

ARTICLE 47. Right of First Refusal.

     (a) No JV Party shall effect a Transfer of any or all of its rights under this Contract or in its capital contribution in the JV (collectively, its "Rights"), after the third anniversary following the Effective Date, except in accordance with this Article 46. Any JV Party (the "Offeror") that proposes to Transfer its Rights shall first offer to Transfer such Rights (the "Offer") to the other JV Party (the "Offeree"), and the Offeree shall have the option to purchase such Rights, on such terms and conditions as it and the Offeror shall mutually agree. In the absence of an agreement, the offer price shall be determined by a valuation expert chosen by lot from a list of the three (3) largest valuation firms licensed to do business in the PRC within a period of thirty (30) days beginning with the receipt of the Offeror's written offer to Transfer its Rights; provided, however, that the Offeree shall have no obligation to purchase the Rights at such price. The costs associated with retaining the valuation expert shall be borne by the Offeror.

     (b) If the Offeree does not agree to purchase the Rights within thirty (30) days from the date of receipt of the Offer, the Offeror may offer its Rights to a third party on the terms and conditions offered to the Offeree. If the Offeror receives a bona fide offer from a third party (a "Third Party Offer"), the Offeror shall obtain the from the third party and deliver to the Offeree a notice in writing, signed by the Offeror and the third party, of the terms thereof. The Offeree shall then have ten (10) days from the date of receipt of such notice to accept the Third Party Offer by delivering written notice of acceptance to the Offeror. Further, the Offeree shall have the right to purchase such Rights on the terms and conditions set forth in the notice delivered to the Offeree, except that any Offeree accepting the Offer shall have the right to substitute equivalent cash for any non-cash consideration included in the Third Party Offer. A valuation expert chosen by lot from a list of the three (3) largest valuation firms licensed to do business in the PRC shall determine the cash value of any non-cash consideration. The costs associated with retaining the valuation expert shall be borne by the Offeror. If the Offeree does not accept the Third Party Offer within such ten-day period, the Offeror shall be free, for a succeeding sixty-day period, to accept the Third Party Offer and Transfer the relevant Rights accordingly

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

               CHAPTER XIII   TAXATION, ACCOUNTING AND AUDITING

ARTICLE 48. The JV shall pay various taxes in accordance with stipulations of the relevant laws and regulations of the PRC.

ARTICLE 49. Staff and workers of the JV shall pay individual income tax and income adjustment tax according to the "Individual Income Tax Law of the People's Republic of China."

ARTICLE 50. The Board of Directors of the JV shall determine the amounts to be allocated to the reserve fund, the enterprise expansion fund, and the staff and workers welfare and incentive fund (collectively, the "Three Funds") before any distribution of profits is made to Party A and Party B. The JV may not make allocations to such funds (or similar funds) if such allocations exceed, in the aggregate, * of the after-tax profits of the JV, without the unanimous prior consent of the Board of Directors.

ARTICLE 51. The profits distributed by the JV to Party B may be repatriated from the PRC according to Chinese law.

ARTICLE 52. The fiscal year of the JV shall be 1st January through 31 December each year (the Gregorian calendar year).

ARTICLE 53. The financial and accounting system of the JV shall be formulated according to, and consistent with, the relevant laws and regulations of the PRC. All vouchers, accounts, books, statements shall be written in Chinese. All monthly and annual statements and quarterly reports shall be prepared both in Chinese and English, with both versions having equal force and effect. The JV shall render assistance to each party for review of such documents by such party.

ARTICLE 54. The JV shall keep full and accurate books of account showing all revenues and disbursements and all assets and liabilities of the JV. Without limiting the generality of the foregoing, such books of account shall include the following items:

1.   All cash receipts and expenses of the JV;

2.   All records of sales, losses and purchases by the JV;

3.   The registered capital and liability of the JV; and

4. The timing of registered capital contributions, distributions, changes and assignment.

ARTICLE 55. The JV shall provide accounting reports in both English and Chinese to the Board of Directors, each of Party A and Party B, the local tax authorities and other relevant government agencies on a quarterly and annual basis, and shall include such information in the reports to each of Party A and Party B. The JV's management shall provide the annual report of the JV to the Board of Directors for approval within two (2) months following the end of each fiscal year.

ARTICLE 56. An annual audit of the JV's accounts shall be carried out by an internationally known and recognized accounting firm (registered in the PRC) appointed by the Board of Directors. The auditor shall submit reports to the Board of Directors and to the general manager. All costs and expenses incurred in connection with such annual audit shall be borne by the JV. Party A and Party B shall each have the right to procure a special audit of the JV's books and records, provided that the external auditor is from an internationally known and recognized accounting firm, whose reports shall likewise be submitted to the Board of Directors and the general manager. The costs and expenses incurred in connection with such additional audit shall be borne by the requesting party, unless such audit shall disclose one or more errors in the regular audit totaling at least one percent (1%) of the aggregate expenses of the JV for such year, in which case the JV shall bear such costs and expenses. Party A and Party B may designate duly authorized personnel to inspect, at reasonable business hours, the books and records of the JV at the expense of such party.

                       CHAPTER XV   PROFITS AND LOSSES

ARTICLE 57. The equity of the JV shall be held by, and the distributions of profits of the JV shall be made to, the JV Parties in the following proportions: fifty-five percent (55%) to Party B and forty-five percent (45%) to Party A (the "Distribution Ratios").

ARTICLE 58. Profit of the JV (calculated after (a) repayment of any loans to third parties (other than the JV Parties); (b) payment of any and all taxes due and owing by the JV; (c) satisfaction of losses for any previous years; and (d) allocations to the Three Funds in accordance with Article 49) (the "JV Profit") shall be distributed to Party B and Party A annually in accordance with the Distribution Ratios then in effect, unless the Board of Directors unanimously determines that no such distribution should be made. Such distribution of JV Profit shall be made within three (3) months of the end of each fiscal year of the JV. Distributions to Party A shall be made in Renminbi and distributions to Party B shall be made in US Dollars.

ARTICLE 59. As set forth in Article 17, the Distribution Ratios shall not be altered, notwithstanding any capital contributions by any third party or either JV Party.

ARTICLE 60. Neither JV Party shall be jointly or severally liable for the debts or obligations of the JV, or for any claim for losses or damages caused by the JV, except to the extent of its contributions to the JV as provided for in
Article 15 and except to the extent of any third-party financing it guarantees pursuant to Article 16.

ARTICLE 61. Any payments made by the JV in US Dollars pursuant to this Contract shall be calculated on the basis of the official exchange rate published by the PRC Administration of Foreign Exchange Control for the purchase of US Dollars with Renminbi on the day the payment is due.

            CHAPTER XVI   REPRESENTATIONS, WARRANTIES AND COVENANTS

ARTICLE 62. General Representations and Warranties.

62.1 Party A represents and warrants to Party B that it has the authorization required under the laws of the PRC to execute and deliver this Contract and to carry out and perform its obligations under the terms of this Contract. Party A further represents and warrants to Party B that it is a legal person established and in good standing under the laws of the PRC and registered in Shijiazhuang, Hebei Province, PRC.

62.2 Party B represents and warrants to Party A that it has all the requisite legal and corporate power to execute and deliver this Contract and to carry out and perform its obligations under the terms of this Contract. Party B further represents and warrants to Party A that it is a corporation established and in good standing under the laws of the State of Delaware, USA.

ARTICLE 63. Covenants.

63.1 Neither the JV nor Party A shall, directly or indirectly, (a) purchase, manufacture, distribute or sell bulk (unformulated) calcitonin or products containing calcitonin other than the JV Products; or (b) use AE for any purpose other than the manufacture of the JV Products, including, without limitation, for resale.

63.2 The parties agree that any transaction between the JV and either of the JV Parties, including any entity directly or indirectly related to either of the JV Parties, other than transactions expressly contemplated by this Contract or the Technology Transfer Agreement, shall be at prices, and on other terms and conditions, that are no less favorable to the JV than those that could be reasonably obtained by the JV from unrelated third parties on an arms-length-basis in similar transactions.

                CHAPTER XVII   TERM OF JOINT VENTURE CONTRACT

ARTICLE 64. The term of this Contract shall be thirty (30) years from the Establishment Date and for such period thereafter as is agreed by the parties, unless earlier terminated pursuant to Chapter XX.

ARTICLE 65. Upon the proposal from one party and unanimous approval from the Board of Directors, the JV may extend the term of the JV by filing an application for extension of the JV term with the original examination and approval organ six (6) months before the date of expiration of the JV Term.

           CHAPTER XVIII  EFFECT OF CONTRACT EXPIRATION OR TERMINATION

ARTICLE 66. Upon the expiration of or termination of this Contract, (a) the JV shall immediately cease using the Technology and shall return to Party B the Technology and all other Confidential Information provided by Party B to the JV;
(b) the Technology Transfer Agreement shall terminate; (c) any remaining inventory of JV Products shall be sold in the Territory; (d) the JV shall cease using the Marks, and (e) the JV shall be liquidated according to the Law. The property of the JV remaining after liquidation shall be distributed to the JV Parties in accordance with the Distribution Ratios. Notwithstanding the foregoing, Party B or its successor shall continue to supply the JV or its successor with AE, provided, however, that Party B and the JV can agree to commercially reasonable terms with respect thereto and there is no conflict with any other obligation of Party B and provided further that Party B shall in no event be obligated to supply AE to the JV if the Contract was terminated as a result of the JV's breach of the Technology Transfer Agreement or Party A's breach of this Contract.

                         CHAPTER XIX   INSURANCE

ARTICLE 67. All insurance coverage for the JV shall be arranged with insurance carrier(s) that operate in the PRC, provided that such insurance carrier(s) are capable of providing coverage on terms and conditions substantially as favorable as those offered by sources not located in the PRC. The selection of insurance company is subject to Board of Directors approval.

            CHAPTER XX   CONTRACT AMENDMENT, ALTERATION AND TERMINATION

ARTICLE 68. No amendments to the Contract and its appendixes shall be effective without the prior written agreement of Party A and Party B and the approval from the original PRC Government examination and approval organization.

ARTICLE 69. In the event that either JV Party is unable to perform the Contract due to force majeure or inability to continue operation due to continuous severe losses, the Contract may be terminated by unanimous approval of the Board of Directors of the JV and approval from the original examination and approval PRC Government organization.

ARTICLE 70. In the event that any JV Party or the JV fails to perform its obligations stipulated in this Contract, the Articles of Association or the Technology Transfer Agreement or repudiates this Contract, the Articles of Association or the Technology Transfer Agreement, such JV Party or the JV, as applicable, shall be regarded as unilaterally in breach of this Contract. In addition to the right to claims for damages, the non-breaching JV Party shall have the right to terminate this Contract and to file with the original examination and approval organization for such termination if the breaching entity does not cure its breach within thirty (30) days of written notice thereof.

ARTICLE 71. Party B may terminate  this  Contract,  by written notice to Party A
(a) at any time after the first anniversary of the Effective Date, in the event that no sales of any JV Product have been made, (b) if the Establishment Date has not occurred within sixty (60) days of the Effective Date, or (c) in the event that any profits distributed by the JV to Party B may not be repatriated from the PRC according to Chinese law.

ARTICLE 72. The parties agree that if there is any subsequent enactment of law or regulation or any subsequent act of governmental authority in the PRC, including, without limitation, any condition to the approval of this Contract, that, in the reasonable opinion of Party B, (a) makes performance of this Contract or a material provision of this Contract impossible for Party B, (b) materially adversely alters Party B's rights and obligations from those agreed and contemplated by this Contract, including, without limitation, materially adversely alters Party B's responsibilities or required actions with respect to the JV, or (c) materially adversely interferes with the benefits contemplated herein to be received by
Party B, including, without limitation, materially adversely alters the compensation that Party B is due hereunder or under the Technology Transfer Agreement, Party B's ownership interest in the JV or Party B's participation in decision-making that affects the JV, the parties shall use their best efforts to amend this Contract to restore the equitable arrangement intended by the parties as reflected in this Contract or, if Party B deems in its sole discretion that there is no mutually acceptable means of accomplishing the parties' original intent, Party B shall have the right to unilaterally terminate this Contract.

ARTICLE 73. Either JV Party may terminate this Contract by written notice to the other JV Party in the event that (a) the equipment necessary for fulfillment of the JV's obligations is not fully operational in accordance with the Applicable Regulations, including without limitation, not capable of producing Calcitonin in conformity with the specifications provided by Party B or not capable of producing the JV Product within a reasonable time period, or (b) the JV has not received all necessary government approvals to distribute the JV Products in the PRC within one (1) year of the certification by the relevant PRC authorities that the facility is operating under Good Manufacturing Practice.

ARTICLE 74. Party A and the JV shall take all measures necessary, which in any event shall not be less than all reasonable measures, to maintain the confidentiality of the Technology and other trade secrets or proprietary information (whether or not reduced to writing) (the "Confidential Information") provided by Party B to the JV, which obligation shall continue for a period of five (5) years after the expiration or termination of this Contract. Party A and the JV shall not disclose such Confidential Information to any third person, except to their respective designated officers and employees on a need to know basis, and who prior to such disclosure have been notified of the confidential nature of the disclosure and have executed a confidentiality agreement having obligations of confidentiality at least as strict as those set forth in this
Article 73 and a copy of which is promptly provided to Party B. In the event of any unauthorized disclosure of the Confidential Information by Party A or the JV or their respective officers, employees, staff or workers, Party B shall have the right to terminate this Contract by written notice to Party A.

ARTICLE 75. The following provisions of this Contract shall survive the termination or expiration thereof: Articles 22, 24, 81, 84 and 85, Chapters XIII, XIV, XV, XXI, XXIII, XXIV and this Chapter XX.

              CHAPTER XXI   RESPONSIBILITIES OF CONTRACT BREACH

ARTICLE  76.  Any  party  who  fails  to  make  timely  and   adequate   capital
contributions pursuant to Chapter V, shall pay the other JV Party an amount equal to five percent (5%) of such shortfall amount of delay of payment thereof. The non-breaching party shall also have the right to terminate the Contract according to Article 69 and shall have a claim for damages from the breaching party.

ARTICLE 77. Partial or complete non-performance of the contract and its appendixes caused by any single party shall be the responsibility of this defaulting party. In case of shared fault, each party shall be liable to its own share of responsibility.

                        CHAPTER XXII  FORCE MAJEURE

ARTICLE 78. In the event of such incidents of force majeure as earthquake, hurricane, flood, war and other unpredictable incidents whose inception and consequence are unpreventable, which result in the difficulty or inability to perform the Contract under the agreed conditions, the party who is affected by the force majeure incidents shall promptly fax notice to the other party of the situation and provide valid documents with regard to the details of the incident and causes for the nonperformance or partial nonperformance or prolonged performance of thc Contract. In consideration of the extent of impact on the Contract performance, both parties will discuss and decide on whether to dissolve the Contract or partially alleviate the responsibility for nonperformance, or prolong the Contract performance.

                        CHAPTER XXIII  APPLICABLE LAWS

ARTICLE 79. The establishment, validity, interpretation, performance and dispute resolution of the Contract is subject to the jurisdiction of the laws of the PRC and the international rules and treaties that are recognized by China shall be duly followed.

                       CHAPTER XXIV  RESOLUTION OF DISPUTES

ARTICLE 80. All disputes that arise over the performance or in connection with the Contract, shall be referred to resolution through friendly discussions by both parties. If friendly discussions are ineffective, disputes shall be submitted to arbitration before the Stockholm Chamber of Commerce applying the rules and procedures of International Chamber of Commerce. The arbitration awards shall be final and binding on both parties. The fees and expenses involved in the arbitration shall be borne by the losing party.

ARTICLE 81. In the course of arbitration, with the exception of matters in dispute, both parties shall continue to perform the Contract.

                           CHAPTER XXV  LANGUAGES

ARTICLE 82. The Contract is written with 8 copies both in Chinese language and English language. Both versions shall have equal validity.

                         CHAPTER XXVI  MISCELLANEOUS

ARTICLE 83. The contract, addenda and appendices including the Articles of Association, import list, sales agreement and the Technology Transfer Agreement, all constitute an inseparable part of this Contract.

ARTICLE 84. This Contract and its addenda and appendixes shall enter into force upon the approval by National Administration of High and New Technology Industrial Development Zone, Shijiazhuang, Hebei Province.

ARTICLE 85. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Party A, to:

                           Shijiazhuang Pharmaceutical Group Company, Ltd. 276 Zhongshan West Road
                           Shijiazhuang, Hebei Province, PRC
                           Attention: Mr. Cai Dong Chen
                           Telecopier: 0086-311-703-9608

                  with a copy to:

                           -----------------------------------

                           -----------------------------------

                           Attention:
                                      ------------------------
                           Telecopier:
                                       -----------------------


         If to Party B, to:

                           Unigene Laboratories, Inc.
                           110 Little Falls Road
                           Fairfield, New Jersey  07004, USA
                           Attention: Dr. Warren Levy, President
                           Facsimile: 001-973-227-6088

                  with a copy to:

                           Covington & Burling
                           601 California Street, Suite 1900
                           San Francisco, CA  94108, USA
                           Attention: James C. Snipes, Esq.
                           Facsimile: 001-415-591-6091

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered on a business day, (b) on the business day

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

after dispatch, if sent by facsimile (with confirming copy sent by international express courier), (c) on the third business day after dispatch, if sent by internationally recognized courier, and (d) upon receipt, if dispatched by mail. It is understood and agreed that this Article 84 is not intended to govern the day-to-day business communications necessary between the parties in performing their duties, in due course, under the terms of this Contract.

ARTICLE 86. Neither the JV nor Party B shall be responsible for compensating any brokers or intermediaries involved in helping to establish the JV.

ARTICLE 87. This Contract is signed by representatives of Party A and Party B on June 15, 2000.

Party A:
/s/Cai Dong Chen
--------------------------------------------------------
Cai Dong Chen
Legal Representative
SHIJIAZHUANG PHARMACEUTICAL GROUP COMPANY, LTD

Party B:
/s/Dr. Warren P. Levy
--------------------------------------------------------
Dr. Warren P. Levy
Legal Representative
UNIGENE LABORATORIES, INC.

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